UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(C) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 22, 2003

Auspex Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21432	93-0963760

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2800 Scott Boulevard, Santa Clara, California		95050

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 566-2000

Item 3. Bankruptcy or Receivership

On April 22, 2003, Auspex Systems, Inc. (the “Company”) filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court (the “Bankruptcy Court”) for the Northern District of California, San Jose Division (case no. 03-52596-mm11). Pursuant to Chapter 11 of the Bankruptcy Code, the Company is authorized to operate its business as debtor in possession while being subject to the supervision and orders of the Bankruptcy Court. The press release issued by the Company in connection with the bankruptcy is filed with this Form 8-K as an exhibit.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

Exhibit 99.1 -	Auspex Systems, Inc. Press Release dated April 22, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2003
AUSPEX, INC.

/s/ Peter Simpson Peter Simpson Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 99.1 -	Auspex Systems, Inc. Press Release dated April 22, 2003